Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF FISCAL 2020

DRAM portfolio strengthened with 1z ramp; High-value NAND shipments reach record levels in FY20

BOISE, Idaho, Sept. 29, 2020 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its fourth quarter and full year of fiscal 2020, which ended Sept. 3, 2020.

Fiscal Q4 2020 highlights
•Revenue of $6.06 billion versus $5.44 billion for the prior quarter and $4.87 billion for the same period last year
•GAAP net income of $988 million, or $0.87 per diluted share
•Non-GAAP net income of $1.23 billion, or $1.08 per diluted share
•Operating cash flow of $2.27 billion versus $2.02 billion for the prior quarter and $2.23 billion for the same period last year
Fiscal 2020 highlights
•Revenue of $21.44 billion versus $23.41 billion for the prior year
•GAAP net income of $2.69 billion, or $2.37 per diluted share
•Non-GAAP net income of $3.24 billion, or $2.83 per diluted share
•Operating cash flow of $8.31 billion versus $13.19 billion for the prior year

“Micron delivered solid fiscal fourth quarter revenue and EPS resulting from strong DRAM sales in cloud, PC and gaming consoles and an extraordinary increase in QLC NAND shipments,” said Micron Technology President and CEO Sanjay Mehrotra. “We look forward to improving market conditions throughout calendar 2021, driven by 5G, cloud and automotive growth, and we are excited by the continued momentum in our product portfolio.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ4-20	FQ3-20	FQ4-19	FQ4-20	FQ3-20	FQ4-19

Revenue	$6,056	$5,438	$4,870	$6,056	$5,438	$4,870
Gross margin	2,068	1,763	1,395	2,111	1,804	1,491
percent of revenue	34.1%	32.4%	28.6%	34.9%	33.2%	30.6%
Operating expenses	911	875	745	809	823	797
Operating income	1,157	888	650	1,302	981	694
percent of revenue	19.1%	16.3%	13.3%	21.5%	18.0%	14.3%
Net income attributable to Micron	988	803	561	1,229	941	637
Diluted earnings per share	0.87	0.71	0.49	1.08	0.82	0.56

Annual Financial Results
(in millions, except per share amounts)	GAAP(1)		Non-GAAP(2)
	FY 20	FY 19	FY 20	FY 19

Revenue	$21,435	$23,406	$21,435	$23,406
Gross margin	6,552	10,702	6,718	10,973
percent of revenue	30.6%	45.7%	31.3%	46.9%
Operating expenses	3,549	3,326	3,299	3,172
Operating income	3,003	7,376	3,419	7,801
percent of revenue	14.0%	31.5%	16.0%	33.3%
Net income attributable to Micron	2,687	6,313	3,235	7,314
Diluted earnings per share	2.37	5.51	2.83	6.35

Investments in capital expenditures, net(2) were $2.16 billion for the fourth quarter of 2020 and $7.95 billion for the full year of 2020, which resulted in adjusted free cash flows(2) of $111 million for the fourth quarter of 2020 and $361 million for the full year of 2020. Micron repurchased approximately 824,000 shares of its common stock for $41 million during the fourth quarter of 2020 and 3.6 million shares of its common stock for $176 million during the full year of 2020 and ended the year with cash, marketable investments, and restricted cash of $9.26 billion, for a net cash(2) position of $2.61 billion.

Business Outlook

The following table presents Micron’s guidance for the first quarter of 2021:

FQ1-21	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$5.2 billion ± $200 million	$5.2 billion ± $200 million
Gross margin	26.5% ± 1%	27.5% ± 1%
Operating expenses	$873 million ± $25 million	$825 million ± $25 million
Interest (income) expense, net	$37 million	$35 million
Diluted earnings per share	$0.39 ± $0.07	$0.47 ± $0.07

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Tuesday, Sept. 29, 2020 at 2:30 p.m. MT to discuss its fourth quarter financial results and provide forward-looking guidance for its first quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions. Through our global brands — Micron® and Crucial® — our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, 3D XPoint™ memory, and NOR, is transforming how the world uses information to enrich life for all. Backed by more than 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, 5G, machine learning, and autonomous vehicles, in key market segments like mobile, data center, client, consumer, industrial, graphics, automotive, and networking. Our common stock is traded on Nasdaq under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

Micron and the Micron orbit logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, net cash, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	September 3, 2020	May 28, 2020	August 29, 2019	September 3, 2020	August 29, 2019

Revenue	$6,056	$5,438	$4,870	$21,435	$23,406
Cost of goods sold	3,988	3,675	3,475	14,883	12,704
Gross margin	2,068	1,763	1,395	6,552	10,702

Selling, general, and administrative	231	216	212	881	836
Research and development	630	649	623	2,600	2,441
Other operating (income) expense, net	50	10	(90)	68	49
Operating income	1,157	888	650	3,003	7,376

Interest income	13	23	57	114	205
Interest expense	(50)	(51)	(39)	(194)	(128)
Other non-operating income (expense), net	5	10	(13)	60	(405)
	1,125	870	655	2,983	7,048

Income tax (provision) benefit	(136)	(68)	(71)	(280)	(693)
Equity in net income (loss) of equity method investees	1	3	2	7	3
Net income	990	805	586	2,710	6,358

Net income attributable to noncontrolling interests	(2)	(2)	(25)	(23)	(45)
Net income attributable to Micron	$988	$803	$561	$2,687	$6,313

Earnings per share
Basic	$0.89	$0.72	$0.51	$2.42	$5.67
Diluted	0.87	0.71	0.49	2.37	5.51

Number of shares used in per share calculations
Basic	1,111	1,111	1,104	1,110	1,114
Diluted	1,131	1,129	1,128	1,131	1,143

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	September 3, 2020	May 28, 2020	August 29, 2019

Assets
Cash and equivalents	$7,624	$8,267	$7,152
Short-term investments	518	391	803
Receivables	3,912	3,603	3,195
Inventories	5,607	5,405	5,118
Other current assets	304	233	235
Total current assets	17,965	17,899	16,503
Long-term marketable investments	1,048	577	1,164
Property, plant, and equipment	31,031	30,081	28,240
Intangible assets	334	332	340
Deferred tax assets	707	775	837
Goodwill	1,228	1,228	1,228
Operating lease right-of-use assets	584	599	—
Other noncurrent assets	781	514	575
Total assets	$53,678	$52,005	$48,887

Liabilities and equity
Accounts payable and accrued expenses	$5,817	$5,364	$4,626
Current debt	270	330	1,310
Other current liabilities	548	491	454
Total current liabilities	6,635	6,185	6,390
Long-term debt	6,373	6,356	4,541
Noncurrent operating lease liabilities	533	540	—
Noncurrent unearned government incentives	643	553	636
Other noncurrent liabilities	498	453	452
Total liabilities	14,682	14,087	12,019

Commitments and contingencies

Redeemable noncontrolling interest	—	98	98

Micron shareholders’ equity
Common stock	119	119	118
Additional capital	8,917	8,764	8,214
Retained earnings	33,384	32,402	30,761
Treasury stock	(3,495)	(3,454)	(3,221)
Accumulated other comprehensive income (loss)	71	(11)	9
Total Micron shareholders’ equity	38,996	37,820	35,881
Noncontrolling interest in subsidiary	—	—	889
Total equity	38,996	37,820	36,770
Total liabilities and equity	$53,678	$52,005	$48,887

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

For the year ended	September 3, 2020	August 29, 2019

Cash flows from operating activities
Net income	$2,710	$6,358
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense and amortization of intangible assets	5,650	5,424
Amortization of debt discount and other costs	26	49
Stock-based compensation	328	243
(Gain) loss on debt prepayments, repurchases, and conversions	(40)	396
Change in operating assets and liabilities
Receivables	(723)	2,431
Inventories	(489)	(1,528)
Accounts payable and accrued expenses	725	(174)
Deferred income taxes, net	79	150
Other	40	(160)
Net cash provided by operating activities	8,306	13,189

Cash flows from investing activities
Expenditures for property, plant, and equipment	(8,223)	(9,780)
Purchases of available-for-sale securities	(1,857)	(4,218)
Proceeds from sales of available-for-sale securities	1,458	1,504
Proceeds from maturities of available-for-sale securities	814	1,541
Proceeds from government incentives	262	748
Other	(43)	120
Net cash provided by (used for) investing activities	(7,589)	(10,085)

Cash flows from financing activities
Repayments of debt	(4,366)	(3,340)
Acquisition of noncontrolling interest in IMFT	(744)	—
Payments to acquire treasury stock	(251)	(2,729)
Payments on equipment purchase contracts	(63)	(75)
Proceeds from issuance of debt	5,000	3,550
Proceeds from issuance of stock	225	179
Other	(118)	(23)
Net cash provided by (used for) financing activities	(317)	(2,438)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	11	26

Net increase (decrease) in cash, cash equivalents, and restricted cash	411	692
Cash, cash equivalents, and restricted cash at beginning of period	7,279	6,587
Cash, cash equivalents, and restricted cash at end of period	$7,690	$7,279

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Property, Plant, and Equipment

We periodically assess the estimated useful lives of our property, plant, and equipment. Based on our assessment of planned technology node transitions, capital spending, and re-use rates, we revised the estimated useful lives of the existing equipment in our NAND wafer fabrication facilities and our research and development facilities from five years to seven years as of the beginning of the first quarter of 2020. This revision reduced our aggregate depreciation expense by approximately $675 million in 2020, of which approximately $165 million remained capitalized in inventory as of the end of 2020. Adjusting for the effect of the reduced amount of depreciation expense remaining in inventory, the revision in estimated useful lives benefited both operating income and net income by approximately $150 million and diluted earnings per share by approximately $0.13 for the fourth quarter of 2020, and benefited both operating income and net income by approximately $510 million and diluted earnings per share by approximately $0.45 for 2020.

Adoption of Lease Accounting Standard

In the first quarter of 2020, we adopted ASU 2016-02 – Leases (as amended, “ASC 842”), which amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of lease payments. In adoption, we applied the modified retrospective method and elected to not recast prior periods. As a result, we recognized $567 million for operating lease liabilities and right-of-use assets and reclassified an additional $66 million of other balances to right-of-use assets to conform to the new presentation requirements of ASC 842.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	September 3, 2020	May 28, 2020	August 29, 2019	September 3, 2020	August 29, 2019

GAAP gross margin	$2,068	$1,763	$1,395	$6,552	$10,702
Stock-based compensation	37	34	29	139	102
Start-up and preproduction costs	—	—	12	—	58
Employee severance	(1)	—	47	—	73
Other	7	7	8	27	38
Non-GAAP gross margin	$2,111	$1,804	$1,491	$6,718	$10,973

GAAP operating expenses	$911	$875	$745	$3,549	$3,326
Stock-based compensation	(52)	(48)	(38)	(189)	(141)
Employee severance	—	—	(32)	—	(43)
Restructure and asset impairments	(50)	(4)	122	(60)	32
Other	—	—	—	(1)	(2)
Non-GAAP operating expenses	$809	$823	$797	$3,299	$3,172

GAAP operating income	$1,157	$888	$650	$3,003	$7,376
Stock-based compensation	89	82	67	328	243
Start-up and preproduction costs	—	—	12	—	58
Employee severance	(1)	—	79	—	116
Restructure and asset impairments	50	4	(122)	60	(32)
Other	7	7	8	28	40
Non-GAAP operating income	$1,302	$981	$694	$3,419	$7,801

GAAP net income attributable to Micron	$988	$803	$561	$2,687	$6,313
Stock-based compensation	89	82	67	328	243
Start-up and preproduction costs	—	—	12	—	58
Employee severance	(1)	—	79	—	116
Restructure and asset impairments	50	4	(122)	60	(32)
Amortization of debt discount and other costs	6	4	10	26	49
(Gain) loss on debt repurchases and conversions	—	2	10	(40)	396
Other	7	7	13	28	57
Estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, and impact of U.S. income tax reform	90	39	7	146	114
Non-GAAP net income attributable to Micron	$1,229	$941	$637	$3,235	$7,314

GAAP weighted-average common shares outstanding - Diluted	1,131	1,129	1,128	1,131	1,143
Adjustment for stock-based compensation and capped calls	11	13	6	10	7
Non-GAAP weighted-average common shares outstanding - Diluted	1,142	1,142	1,134	1,141	1,150

GAAP diluted earnings per share	$0.87	$0.71	$0.49	$2.37	$5.51
Effects of the above adjustments	0.21	0.11	0.07	0.46	0.84
Non-GAAP diluted earnings per share	$1.08	$0.82	$0.56	$2.83	$6.35

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	September 3, 2020	May 28, 2020	August 29, 2019	September 3, 2020	August 29, 2019

GAAP net cash provided by operating activities	$2,271	$2,023	$2,233	$8,306	$13,189
Investments in capital expenditures, net
Expenditures for property, plant, and equipment, net(1)	(2,268)	(1,937)	(1,983)	(8,154)	(9,634)
Payments on equipment purchase contracts	(14)	(20)	(21)	(63)	(75)
Amounts funded by partners	122	35	80	272	754
Adjusted free cash flow	$111	$101	$309	$361	$4,234

(1)Expenditures for property, plant, and equipment, net include proceeds from sales of property, plant, and equipment of $12 million for the fourth quarter of 2020, $7 million for the third quarter of 2020, $45 million for the fourth quarter of 2019, $69 million for the full year of 2020, and $146 million for the full year of 2019.

As of	September 3, 2020	May 28, 2020	August 29, 2019

Cash and short-term investments	$8,142	$8,658	$7,955
Current and noncurrent restricted cash	66	53	127
Long-term marketable investments	1,048	577	1,164
Current and long-term debt	(6,643)	(6,686)	(5,851)
Net cash	$2,613	$2,602	$3,395

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income attributable to Micron, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Start-up and preproduction costs;
•Employee severance;
•Restructure and asset impairments;
•Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible debt and MMJ creditor debt;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities;
•Impact of U.S. income tax reform for the one-time transition tax, release of U.S. valuation allowance, and remeasurement of net deferred taxes reflecting lower U.S. corporate tax rates; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income. Non-GAAP diluted shares also include the impact of capped calls, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of convertible notes, based on the average share price for the period the capped calls were outstanding.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$5.2 billion ± $200 million	—		$5.2 billion ± $200 million
Gross margin	26.5% ± 1%	1%	A	27.5% ± 1%
Operating expenses	$873 million ± $25 million	$48 million	B	$825 million ± $25 million
Interest (income) expense, net	$37 million	$2 million	C	$35 million
Diluted earnings per share(1)	$0.39 ± $0.07	$0.08	A, B, C, D	$0.47 ± $0.07

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$39
A	Other – cost of goods sold	7
B	Stock-based compensation – sales, general, and administrative	25
B	Stock-based compensation – research and development	23
C	Amortization of debt discount and other costs	2
D	Tax effects of the above items and non-cash changes in net deferred income taxes	(1)
		$95

(1)GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.